As filed with the Securities and Exchange Commission on May 9, 2013

Registration No. 333-_____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form S-8

Registration Statement under The Securities Act of 1933

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	86-0708398 (IRS Employer Identification No.)

2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826
(Address of Principal Executive Offices including Zip Code)

AMENDED AND RESTATED LIGHTPATH TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
(Full title of the plan)

J. JAMES GAYNOR, CHIEF EXECUTIVE OFFICER
LightPath Technologies, Inc.
2603 Challenger Tech Court, Suite 100, Orlando, Florida 32826
(Name and address of agent for service)

(407) 382-4003
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Class A Common Stock, $.01 par value	1,000,000	$0.80	$800,000	$109.12
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount of securities registered under this Registration Statement shall include an indeterminate number of additional shares of Class A common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan.
(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.  The maximum offering price per share is based on the average of the high and low prices for the Class A common stock as reported on The NASDAQ Capital Market on May 8, 2013.
(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by LightPath Technologies, Inc. (the “Company”), relating to 1,000,000 shares of Class A common stock, $0.01 par value per share (the “Common Stock”) to be offered and sold under the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (the “Plan”).  Effective as of January 31, 2013, the Plan was amended to increase the number of shares of Common Stock, subject thereto by 1,000,000 shares of Common Stock to a total of 2,715,625 shares of Common Stock (the “Amendment”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to the participants of the Plan in accordance with this Registration Statement on Form S-8 and Rule 428 of the Securities Act.  Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

This Registration Statement on Form S-8 is being filed solely to register, pursuant to the Securities Act, 1,000,000 additional shares of Common Stock issuable pursuant to the Plan.

The Company previously filed a registration statement on Form S-8 (File No. 333-23511) covering 75,000 shares of Common Stock initially authorized for issuance under its Amended & Restated Directors Stock Option Plan (the “DSOP”), a registration statement on Form S-8 (File No. 333-92017) covering an additional 225,000 shares of Common Stock authorized for issuance under the DSOP, a registration statement on Form S-8 (File No. 333-96083) covering an additional 50,000 shares of Common Stock authorized for issuance under the DSOP, and a registration statement on Form S-8 (File No. 333-50974) covering an additional 100,000 shares of Common Stock authorized for issuance under the DSOP.

The Company also previously filed a registration statement on Form S-8 (File No. 333-23515) covering 325,000 shares of Common Stock initially authorized for issuance under its Amended Omnibus Incentive Plan (the “Omnibus Plan”), a registration statement on Form S-8 (File No. 333-40715) covering an additional 1,500,000 shares of Common Stock authorized for issuance under the Omnibus Plan, and a registration statement on Form S-8 (File No. 333-50976) covering an additional 1,450,000 shares of Common Stock authorized for issuance under the Omnibus Plan.

 Effective October 15, 2002, the Company adopted the Plan, which consolidated its DSOP and its Omnibus Plan.  The consolidation resulted in the 3,725,000 shares of Common Stock previously authorized for issuance under the DSOP and the Omnibus Plan to become authorized for issuance under the Plan.  On February 28, 2003, the Company’s Board of Directors authorized a 1-for-8 reverse stock split of the Common Stock.  On December 17, 2004, the Company filed a registration statement on Form S-8 (File No. 333-121389) covering an additional 450,000 shares of Common Stock authorized for issuance under the Plan.  On November 4, 2008, the Company filed a registration statement on Form S-8 (File No. 333-155044) covering an additional 800,000 shares of Common Stock authorized for issuance under the Plan.  As a result, prior to the Amendment, 1,715,625 shares of Common Stock were authorized for issuance under the Plan.   The contents of the Company’s Registration Statements on Form S-8 (File Nos. 333-23511, 333-92017, 333-96083, 333-50974, 333-23515, 333-40715, 333-50976, 333-121389, and 333-155044) are incorporated by reference pursuant to General Instruction E to Form S-8.

We are subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the SEC.  We incorporate by reference into this Registration Statement the documents listed below:

(a)           our Annual Report on Form 10-K for the year ended June 30, 2012, as amended;

(b)           our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2012, December 31, 2012, and March 31, 2013;

(c)           our Current Reports on Form 8-K filed on August 15, 2012, August 30, 2012, October 11, 2012, November 8, 2012, January 16, 2013, January 18, 2013, January 30, 2013, January 31, 2013, February 4, 2013, March 27, 2013, and May 2, 2013;

(d)           the description of Common Stock contained in our Registration Statement on Form 8-A, dated January 13, 1996; and

(e)           all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any current report on Form 8-K that the Company may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         DESCRIPTION OF SECURITIES.

Not applicable.

Item 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.  Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s Certificate of Incorporation, as amended (the “Charter”) provides that the personal liability of each member of the Company’s Board of Directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated.  The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above.  Specifically, Article TENTH of the Charter provides as follows:

TENTH:  No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director  (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,  (iii) for any transaction from which the director derived an improper personal benefit,  or (iv) under Section 174 of the DGCL.  This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

In addition, Article VII of the Company’s Bylaws provides, in summary, that the Company is required to indemnify to the fullest extent permitted by applicable law, any person made or threatened to be made a party or involved in a lawsuit, action or proceeding by reason that such person is or was an officer, director, employee or agent of the Company.  Indemnification is against all liability and loss suffered and expenses reasonably incurred.  Unless required by law, no such indemnification is required by the Registrant of any person initiating such suit, action or proceeding without board authorization.  Expenses are payable in advance if the indemnified party agrees to repay the amount if he is ultimately found to not be entitled to indemnification.

The Bylaws further provide that the indemnification rights provided for in the Bylaws shall not be deemed exclusive of any other rights to the indemnified party under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC  such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 7.         EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.          EXHIBITS

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

*4.1
Certificate of Incorporation of Registrant, filed June 15, 1992 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.2
Certificate of Amendment to Certificate of Incorporation of Registrant, filed October 2, 1995 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.3
Certificate of Designations of Class A common stock and Class E-1 common stock, Class E-2 common stock, and Class E-3 common stock of Registrant, filed  November 9, 1995 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.4
Certificate of Amendment of Certificate of Incorporation of Registrant, filed November 12, 1997 with the Secretary of State of Delaware (filed as an exhibit to our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 1997 and incorporated herein by reference).

*4.5
Certificate of Amendment of Certificate of Incorporation of Registrant, filed February 28, 2003 with the Secretary of State of Delaware (filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on January 24, 2003 and incorporated herein by reference).

*4.6
Bylaws of Registrant (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.7
Rights Agreement dated May 1, 1998, between Registrant and Continental Stock Transfer & Trust Company (filed as an exhibit to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 28, 1998 and incorporated herein by reference).

*4.8
First Amendment to Rights Agreement dated as of February 28, 2008, between Registrant and Continental Stock Transfer & Trust Company (filed as amendment number 1 to Form 8A filed with the Securities and Exchange Commission on February 28, 2008 and incorporated herein by reference).

*4.9
Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed as an exhibit to the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 12, 2002 and incorporated herein by reference).

*4.10
Amendment No. 1 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated as of October 20, 2004 (filed as an exhibit to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 17, 2004 and incorporated herein by reference).

*4.11
Amendment No. 2 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated December 6, 2004 (filed as an exhibit to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 17, 2004 and incorporated herein by reference).

*4.12
Amendment No. 3 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated November 1, 2007 (filed as Appendix A to the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 10, 2012 and incorporated herein by reference).

*4.13
Amendment No. 4 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated January 1, 2009 (filed as Appendix B to the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 10, 2012 and incorporated herein by reference).

4.14	Amendment No. 5 to Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed herewith).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of Cross, Fernandez & Riley LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

*  Previously filed.

Item 9.                 UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d))  that are incorporated by reference in this registration statement; and

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 9th day of May, 2013.

LIGHTPATH TECHNOLOGIES, INC.

By:	/s/ J. James Gaynor
J. James Gaynor
President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints J. James Gaynor as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES
Signatures	Title	Date

/s/ J. James Gaynor	President & Chief Executive Officer	May 3, 2013
J. James Gaynor	(Principal Executive Officer)

/s/ Dorothy M. Cipolla	Chief Financial Officer (Principal	May 3, 2013
Dorothy M. Cipolla	Financial Officer and Principal
Accounting Officer)

/s/ Robert Ripp	Chairman of the Board and	May 3, 2013
Robert Ripp	Director

/s/ Sohail Khan	Director	May 6, 2013
Sohail Khan

/s/ Dr. Steven R.J. Brueck	Director	May 3, 2013
Dr. Steven R.J. Brueck

/s/ Louis Leeburg	Director	May 3, 2013
Louis Leeburg

/s/ Gary Silverman	Director	May 3, 2013
Gary Silverman

/s/ M. Scott Faris	Director	May 5, 2013
M. Scott Faris

INDEX TO EXHIBITS

Exhibit Number	Description of Document

*4.1
Certificate of Incorporation of Registrant, filed June 15, 1992 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.2
Certificate of Amendment to Certificate of Incorporation of Registrant, filed October 2, 1995 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.3
Certificate of Designations of Class A common stock and Class E-1 common stock, Class E-2 common stock, and Class E-3 common stock of Registrant, filed November 9, 1995 with the Secretary of State of Delaware (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.4
Certificate of Amendment of Certificate of Incorporation of Registrant, filed November 12, 1997 with the Secretary of State of Delaware (filed as an exhibit to our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 1997 and incorporated herein by reference).

*4.5
Certificate of Amendment of Certificate of Incorporation of Registrant, filed February 28, 2003 with the Secretary of State of Delaware (filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on January 24, 2003 and incorporated herein by reference).

*4.6
Bylaws of Registrant (filed as an exhibit to our Registration Statement on Form SB-2 (File No.: 33-80119) filed with the Securities and Exchange Commission on December 7, 1995 and incorporated herein by reference).

*4.7
Rights Agreement dated May 1, 1998, between Registrant and Continental Stock Transfer & Trust Company (filed as an exhibit to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 28, 1998 and incorporated herein by reference).

*4.8
First Amendment to Rights Agreement dated as of February 28, 2008, between Registrant and Continental Stock Transfer & Trust Company (filed as amendment number 1 to Form 8A filed with the Securities and Exchange Commission on February 28, 2008 and incorporated herein by reference).

*4.9
Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed as an exhibit to the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 12, 2002 and incorporated herein by reference).

*4.10
Amendment No. 1 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated as of October 20, 2004 (filed as an exhibit to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 17, 2004 and incorporated herein by reference).

*4.11
Amendment No. 2 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated December 6, 2004 (filed as an exhibit to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 17, 2004 and incorporated herein by reference).

*4.12
Amendment No. 3 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated November 1, 2007 (filed as Appendix A to the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 10, 2012 and incorporated herein by reference).

*4.13
Amendment No. 4 to the Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan, dated January 1, 2009 (filed as Appendix B to the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 10, 2012 and incorporated herein by reference).

4.14	Amendment No. 5 to Amended and Restated LightPath Technologies, Inc. Omnibus Incentive Plan (filed herewith).

5.1	Legal Opinion of Baker & Hostetler LLP, counsel to the Company (filed herewith).

23.1	Consent of Cross, Fernandez & Riley LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Baker & Hostetler LLP, counsel to the Registrant (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

* Previously filed